Exhibit 77(q)(1)

Exhibits

(e)(1)      Amended and Restated Schedule A dated December 2009 to the Amended Investment Management Agreement dated April 1, 2004 between ING Series Fund Inc. and ING Investments, LLC – filed herein.

(e)(2)      Amended Schedule A dated December 2009 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. – filed herein.